UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-138111	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-51600828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2012, ChinaNet Online Holdings, Inc. (the “Company”), through its subsidiary Business Opportunity Online (Hubei) Network Technology Co., Ltd., a People’s Republic of China company (the “ Business Opportunity Online Hubei”), entered into an equity transfer agreement (the “Agreement”) with Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd., a People’s Republic of China company (the “SouYi”), and Liu Yihong, a People’s Republic of China citizen (Liu being the “Transferor”), to acquire 49% of the equity interests (the “Equity”) of SouYi owned by the Transferor. The Company owns 51% of the equity interests of SouYi. SouYi is based in Beijing, China, and its primary business relates to online advertising and marketing.

Pursuant to this Agreement, the Company will acquire the Equity from the Transferor for total consideration in the amount of RMB 41 million (approximately US$ 6.5 million) in cash (the “Purchase Price”). The Company will pay the Purchase Price in four installments as follows: (i) RMB 8 million (approximately $1.3 million) of the Purchase Price will be paid within 5 business days of signing of the Agreement; (ii) RMB 10 million (approximately $1.6 million) will be paid on September 20, 2012; (iii) RMB 10 million (approximately $ 1.6 million) will be paid upon closing (as discussed below); and (iv) the remaining RMB 13 million (approximately $2.1 million) of the Purchase Price will be paid within 15 days of closing.

The closing of the transaction contemplated by this Agreement shall take place within 15 business days following the satisfaction or waiver of conditions precedent to closing as set forth in the Agreement, including, but not limited to, completion of the formalities of amendment of registration with administration for industry and commerce with respect to SouYi’s articles of association and changes in SouYi’s board of directors. Upon consummation of the equity transfer described above, SouYi will become a wholly-owned subsidiary of the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement or the transaction contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the English translation of the Equity Transfer Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Any financial statements that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the Securities and Exchange Commission (“SEC”).

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(b)	Pro forma financial information.

Any pro forma financial information that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.

(d)	Exhibits.

No.	Description
10.1	English Translation of the Equity Transfer Agreement by and among Business Opportunity Online (Hubei) Network Technology Co., Ltd., Liu Yihong and Sou Yi Lian Mei Network Technology (Beijing) Co., Ltd., dated September 10, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2012	ChinaNet Online Holdings, Inc.

	By:	/s/Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	English Translation of the Equity Transfer Agreement by and among Business Opportunity Online (Hubei) Network Technology Co., Ltd., Liu Yihong and Sou Yi Lian Mei Network Technology (Beijing) Co., Ltd., dated September 10, 2012.

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